UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2018, RAIT Financial Trust (“RAIT”), RAIT Partnership, L.P. (the “Operating Partnership”), Taberna Realty Finance Trust (“TRFT”), and RAIT Asset Holdings IV, LLC (“RAIT IV” and together with RAIT, the Operating Partnership and TRFT, the “Issuer Parties”) and ARS VI Investor I, LP, (formerly known as ARS VI Investor I, LLC (the “Investor”) entered into a letter agreement (the “Extension Letter”) modifying the previously disclosed Extension Agreement (the “Extension Agreement”) dated as of March 12, 2018 among the parties to the Extension Letter. As previously disclosed, the Issuer Parties received a notice (the “February Letter”) on February 14, 2018 from the Investor describing purported breaches of documents related to the Series D Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”) held by the Investor. As previously disclosed, the February Letter claimed these purported breaches constituted a default event and a mandatory redemption triggering event under the Series D Preferred Shares and stated that the Investor was exercising its mandatory redemption right defined in the Series D Preferred Shares. As previously disclosed, pursuant to the Extension Agreement, the Investor agreed to extend the time when the February Letter was to become effective to the end of a period (the “Extended Effective Date Period”) ending at 6:00 p.m. (Eastern time) on June 9, 2018. Pursuant to the Extension Letter, the Investor agreed to further extend the Extended Effective Date Period to 3:00 p.m. (Eastern time) on June 13, 2018. The Issuer Parties dispute that any breaches exist under the documents related to the Series D Preferred Shares. As previously disclosed, if RAIT’s securities listed on the New York Stock Exchange were delisted or ceased to trade on the NYSE or another defined trading market after June 13, 2018, this could ultimately provide the Investor with redemption rights in certain circumstances.

The above summary of the Extension Letter does not purport to be complete and is qualified in its entirety by the Extension Letter attached to this report as Exhibit 10.1 and incorporated by reference herein.

Andrew M. Silberstein serves as a Trustee on RAIT’s Board of Trustees (the “Board”) as the Investor’s Board designee under the previously disclosed securities purchase agreement (the “Purchase Agreement”) related to the Series D Preferred Shares. Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC (“Almanac”), an officer of the Investor and holds indirect equity interests in the Investor. As previously disclosed, pursuant to the Purchase Agreement, RAIT sold to the Investor on a private placement basis in four sales between October 2012 and March 2014 for an aggregate purchase price of $100,000,000 the following securities, in the aggregate: (i) 4,000,000 Series D Preferred Shares, (ii) common share purchase warrants (the “Investor Warrants”) exercisable for RAIT common shares (the “Common Shares”) and (iii) common share appreciation rights (the “Investor SARs”) with respect to Common Shares. In December 2016, RAIT repurchased and canceled 464,000 Series D Preferred Shares for a purchase price of $11,600,000, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor (which repurchase included the corresponding repurchase of preferred units in RAIT IV held by the Investor). In June 2017, RAIT repurchased and canceled 402,280 Series D Preferred Shares for a purchase price of $10,057,000, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor (which repurchase included the corresponding repurchase of preferred units in RAIT IV held by the Investor). In October 2017, the Issuer Parties received a put right notice from the Investor exercising the Investor’s right to require RAIT to purchase for $20,500,000 all of the Investor Warrants and Investor SARs and RAIT purchased and cancelled all of the Investor Warrants and Investor SARs. In March 2018, pursuant to the Extension Agreement, RAIT repurchased and canceled 194,530 Series D Preferred Shares for a purchase price of $4,863,250, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor (which repurchase included the corresponding repurchase of preferred units in RAIT IV held by the Investor). As of the date hereof, the remaining number of RAIT securities held by the Investor are 2,939,190 Series D Preferred Shares, which represents all of the outstanding Series D Preferred Shares (and a corresponding number of outstanding preferred units of RAIT IV).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated as of June 8, 2018 by and among ARS VI Investor I, LP, RAIT Financial Trust, RAIT Partnership, L.P., Taberna Realty Finance Trust, and RAIT Asset Holdings IV, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

June 8, 2018	By:	/s/ John J. Reyle
	Name:	John J. Reyle
	Title:	Interim Chief Executive Officer, Interim President and General Counsel